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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of American General Hospitality Corporation on Form S-8 being filed under the Securities Act of 1933 of our reports (i) dated January 26, 1998, except for
Note 11, as to which the date is March 16, 1998, on our audits of the consolidated financial statements and financial statement schedules of American General Hospitality Corporation as of December 31, 1997 and 1996, and for the year ended December 31, 1997 and the period from July 31, 1996 (inception of operations) through December 31, 1996, and our report dated January 30, 1998, except for Note 6, as to which the date is March 16, 1998, on our audits of the consolidated financial statements of AGH Leasing, L.P. as of December 31, 1997 and 1996, and for the year ended December 31, 1997 and the period from July 31, 1996 (inception of operations) through December 31, 1996, which reports are included in the Annual Report on Form 10-K and Annual Report on Form 10-K/A;
(ii) dated December 19, 1997, of our audit of the combined financial statements of Prime Portfolio Acquisitions Hotels except for Note 7 as to which the date is January 9, 1998; dated October 22, 1997, of our audit of the financial statements of Holiday Inn O'Hare International Hotel; dated January 15, 1998, of our audit of the combined financial statements of FSA Portfolio Acquisition Hotels; and dated November 3, 1997 of our audit of the combined financial statements of Potomac Portfolio Acquisition Hotels included in the Report on Form 8-K dated January 23, 1998; (iii) dated April 2, 1998 of our audit of the combined and combining financial statements of Prime Portfolio Acquisition Hotels included in the Report on From 8-K dated April 6, 1998 and Form 8-K/A dated May 22, 1998, and (iv) dated April 1, 1998, on our audits of the financial statements of American General Hospitality, Inc. included in the report on Form 8-K, dated and filed on April 7, 1998 and the Form 8-K/As filed on May 22, 1998 and June 5, 1998. We also consent to the references to our firm under the Caption "Experts."

                                  /s/ PricewaterhouseCoopers LLP

Dallas, Texas
July 31, 1998